Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of MeetMe, Inc. on Form S-3, Nos. 333-178063, 333-177021, 333-140331, 333-190535 and 333-190689 and Form S-8, Nos. 333-167795, 333-146486, 333-175310 and 333-182195 of our report dated March 13, 2013 on the consolidated financial statements of MeetMe, Inc. as of December 31, 2012 and for the year then ended, appearing in the annual report on Form 10-K of MeetMe, Inc. for the year ended December 31, 2013.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 25, 2014